Exhibit 99.1



                   Sonic Solutions Updates Financial Guidance


     NOVATO, Calif.--(BUSINESS WIRE)--May 23, 2006--Sonic Solutions(R) (NASDAQ:SNIC) management provided updated financial guidance during its fourth quarter fiscal 2006 earnings conference call today.
     Consistent with previous guidance, Sonic's management expects net revenue to grow 20% to 25% for fiscal 2007, and that Sonic will continue to target operating margins of 25% to 30% of net revenue. As management has discussed, the Company should continue to exhibit a pronounced seasonal revenue pattern, with the June and September quarters relatively lighter than the December and March quarters.
     For the first fiscal quarter ending June 30, 2006, management anticipates net revenue, on a GAAP basis, will be between $36 million and $38 million; fully diluted earnings per share will be between $0.11 and $0.14; and non-GAAP fully diluted earnings per share will be between $0.13 and $0.16. Effective as of April 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123R ("SFAS 123R") "Share-Based Payments." The non-GAAP earnings per share forecast for the quarter ending June 30, 2006 excludes the impact of the stock option expense pursuant to SFAS 123R to be recorded in the income statement, which the Company forecasts will be approximately $750,000 or $0.02 per fully diluted share. Given the significance and non-cash nature of this expense, management has excluded such expense from the non-GAAP earnings per share guidance.

     About Non-GAAP Financial Measures

     To supplement the Company's updated financial guidance for the first quarter ending June 30, 2006, management is providing high and low forecasts of non-GAAP fully diluted earnings per share. The Company's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Management believes the non-GAAP presentation is useful to investors because such presentation excludes non-cash equity-based compensation expenses relating to SFAS 123R that management does not consider meaningful for purposes of analyzing the Company's core operating results and making budget-planning decisions. In addition, the Company's financial results for the first quarter of fiscal 2006 did not include non-cash equity-based compensation expenses; therefore the non-GAAP presentation facilitates comparison of the Company's projections for the first quarter of fiscal 2007 and the operating results for the first quarter of fiscal 2006. The Company believes this non-GAAP financial measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
     Management uses this non-GAAP measure internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets on a consistent basis and to allocate resources. The economic substance behind the decision to use this non-GAAP measure is an increase of $0.02 per fully diluted share over the comparable GAAP measure. Material limitations associated with the use of this measure versus the comparable GAAP measure include the fact that the Company's competitors may not use the same non-GAAP financial measures. Management compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company's financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     See the table below for the reconciliation of GAAP earnings per share and non-GAAP earnings per share


                                 Sonic Solutions

          Reconciliation of GAAP earnings per diluted share to non-GAAP earnings per diluted share
                                   (unaudited)


                                                      First Quarter
                                                          Ending
                                                      June 30, 2006,
                                                    Low           High
                                                    ---           ----

  Estimated GAAP earnings per diluted
   share                                           $0.11         $0.14

  Estimated stock compensation expense
   under SFAS123R, tax affected                     0.02          0.02
                                                   -------------------

  Estimated non-GAAP earnings per
   diluted share                                   $0.13         $0.16
                                                   ===================

     About Sonic Solutions

     Sonic Solutions (NASDAQ:SNIC)(http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
     Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.
     Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

     Forward-Looking Statements

     This press release and Sonic's fourth quarter and fiscal year ended March 31, 2006, earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; and views regarding the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, as well as by next-generation high definition formats and channels. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of SOX compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with the defense of litigation or prosecution and intellectual property claims; changes in effective tax rates; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.


     CONTACT: Sonic Solutions
              A. Clay Leighton, 415-893-8000
              Fax: 415-893-8008
              Email: clay_leighton@sonic.com
              or
              StreetSmart Investor Relations
              Brooke Deterline, 415-893-7824
              Anne Leschin, 415-775-1788
              Email: investinsonic@sonic.com